SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 26, 2007

DIAMOND ENTERTAINMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New Jersey (State or Other Jurisdiction of Incorporation)	0-17953 (Commission File Number)	22-2748019 (IRS Employer Identification No.)

800 Tucker Lane, Walnut, California (Address of Principal Executive Offices)	91789 (Zip Code)

Registrant's telephone number, including area code: (909) 839-1989 (Former Name or Former Address, if Changed Since Last Report)

Item 8.01  OTHER EVENTS

Reverse Split and Change of Trading Symbol

March 27, 2007 is the effective date that the Diamond Entertainment Corporation common stock will be reverse split at a ratio of 1 to 30. The reverse split was authorized by Diamond’s shareholders at the March 1, 2005 shareholder meeting.

In addition, as of March 27, 2007, the Diamond Entertainment Corporation OTC:BB trading symbol will be changed from DMEC to DMON.

Item 9.01  Exhibits

(d) Exhibits

Exhibit No.	Exhibit
99.1	New Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BY /s/ JEFFREY I. SCHILLEN	Date
Jeffrey I. Schillen, Executive Vice President,	3-27-07
Co-Chief Executive Officer and Director

BY /s/ FRED U. ODAKA	Date
Fred U. Odaka, Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer	3-27-07

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